Investor Relations Contact:
Mike Saviage
Adobe Systems Incorporated
408-536-4416
ir@adobe.com

Public Relations Contact:
Holly Campbell
Adobe Systems Incorporated
408-536-6401
campbell@adobe.com

Adobe Reports Q2 Financial Results

Company Achieves Profitability Targets On Lower Than Expected Revenue

SAN JOSE, Calif. — June 15, 2006 — Adobe Systems Incorporated (Nasdaq:ADBE) today reported record financial results for its second quarter ended June 2, 2006.  The Company’s Q2 results reflect the acquisition of Macromedia in December, 2005, and are compared to pre-acquisition results of prior fiscal periods as applicable.

In the second quarter of fiscal 2006, Adobe achieved revenue of $635.5 million, compared to $496.0 million reported for the second quarter of fiscal 2005 and $655.5 million reported in the first quarter of fiscal 2006. On a year-over-year basis, this represents 28 percent revenue growth. Adobe’s second quarter revenue target range was $640 to $670 million.

“We are pleased we were able to deliver on our earnings targets in Q2 despite coming in slightly below our targeted revenue range,” said Bruce R. Chizen, Adobe chief executive officer. “Looking forward, as the explosion of digital content accelerates, we continue to be excited about our prospects for future growth.”

GAAP diluted earnings per share for the second quarter of fiscal 2006 were $0.20. Adobe’s second quarter GAAP EPS target range was $0.18 to $0.21.

Non-GAAP diluted earnings per share, which excludes amortization of purchased intangibles, amortization of Macromedia deferred compensation, restructuring charges related to the Macromedia acquisition, a charge for incomplete technology related to a small acquisition, SFAS 123R stock-based compensation, tax differences due to the timing and deductibility of the Macromedia acquisition-related charges and SFAS 123R stock-based compensation, and investment gains, were $0.31. Adobe’s second quarter non-GAAP EPS target range was $0.30 to $0.32.

GAAP net income was $123.1 million for the second quarter of fiscal 2006, compared to $149.8 million reported in the second quarter of fiscal 2005, and $105.1 million in the first quarter of fiscal 2006. Non-GAAP net income, which excludes, as applicable, amortization of purchased intangibles, amortization of Macromedia deferred compensation, restructuring charges related to the Macromedia acquisition, a charge for incomplete technology related to a small acquisition, SFAS 123R stock-based compensation, the net tax impact of the repatriation of certain foreign earnings, tax differences due to the timing and deductibility of the Macromedia acquisition-related charges and SFAS 123R stock-based compensation, and investment gains and losses, was $189.4 million for the second quarter of fiscal 2006, compared to $142.9 million in the second quarter of fiscal 2005, and $197.5 million in the first quarter of fiscal 2006.

GAAP diluted earnings per share for the second quarter of fiscal 2006 were $0.20 based on 613.8 million weighted average shares. This compares with GAAP diluted earnings per share of $0.29 reported in the second quarter of fiscal 2005, based on 508.2 million weighted average shares, and GAAP diluted earnings per share of $0.17 reported in the first quarter of fiscal 2006, based on 621.8 million weighted average shares.

Adobe’s GAAP operating income was $147.9 million in the second quarter of fiscal 2006, compared to $182.2 million in the second quarter of fiscal 2005 and $130.0 million in the first quarter of fiscal 2006. As a percent of revenue, GAAP operating income in the second quarter of fiscal 2006 was 23.3 percent, compared to 36.7 percent in the second quarter of fiscal 2005 and 19.8 percent in the first quarter of fiscal 2006.

Adobe’s non-GAAP operating income, which excludes, as applicable, amortization of purchased intangibles, amortization of Macromedia deferred compensation, restructuring charges related to the Macromedia acquisition, a charge for incomplete technology related to a small acquisition, and SFAS 123R stock-based compensation was $243.1 million in the second quarter of fiscal 2006, compared to $182.2 million in the second quarter of fiscal 2005 and $252.4 million in the first quarter of fiscal 2006. As a percent of revenue, non-GAAP operating income in the second quarter of fiscal 2006 was 38.3 percent, compared to 36.7 percent in the second quarter of fiscal 2005 and 38.5 percent in the first quarter of fiscal 2006.

Adobe Provides Third Quarter FY2006 Financial Targets

For the third quarter of fiscal 2006, Adobe announced it is targeting revenue of $580 million to $610 million. The Company also is targeting a GAAP operating margin of approximately 16 to 19 percent in the third quarter. On a non-GAAP basis, which excludes acquisition-related costs and SFAS 123R stock-based compensation, the Company is targeting a third quarter operating margin of approximately 33 to 35 percent.

In addition, Adobe is targeting its share count to be between 606 million and 608 million shares in the third quarter of fiscal 2006. The Company also is targeting other income in its third quarter to be approximately $13 million to $15 million, with a GAAP and non-GAAP tax rate of approximately 26 percent.

These targets lead to a third quarter GAAP earnings per share target range of approximately $0.13 to $0.16. On a non-GAAP basis, which excludes acquisition-related costs, SFAS 123R stock-based compensation, and tax differences related to the timing and deductibility of the Macromedia acquisition-related charges and SFAS 123R stock-based compensation, the Company is targeting earnings per share of approximately $0.25 to $0.27.

Adobe Updates FY2006 Targets

For fiscal year 2006, Adobe announced it is lowering its revenue target to a range of $2.54 to $2.60 billion, with a targeted GAAP earnings per share range of $0.70 to $0.76 and a targeted non-GAAP earnings per share range of $1.20 to $1.25. The Company’s prior annual targets were revenue of approximately $2.7 billion, with GAAP and non-GAAP earnings per share ranges of $0.74 to $0.82 and $1.26 to $1.30 respectively.

Forward Looking Statements Disclosure

This press release contains forward looking statements, including those related to revenue, operating margin, other income, tax rate, share count and earnings per share, which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: adverse changes in general economic or political conditions in any of the major countries in which Adobe does business, delays in development or shipment of Adobe’s new products or major new versions of existing products, introduction of new products by existing and new competitors, failure to successfully manage transitions to new business models and markets, difficulty in predicting revenue from new businesses, failure to anticipate and develop new products in response to changes in demand for application software, computers and printers, intellectual property disputes and litigation, inability to protect Adobe’s intellectual property from unauthorized copying, use, disclosure or malicious attack, failure to realize the anticipated benefits of past or future acquisitions and difficulty in integrating such acquisitions, changes to Adobe’s distribution channel, disruption of Adobe’s business due to catastrophic events, interruptions or terminations in Adobe’s relationships with turnkey assemblers, risks associated with international operations, fluctuations in foreign currency exchange rates, changes in, or interpretations of, accounting rules and regulations, impairment of Adobe’s goodwill or intangible assets, unanticipated changes in tax rates, Adobe’s inability to attract and retain key personnel, and market risks associated with Adobe’s equity investments. For further discussion of these and other risks and uncertainties, individuals should refer to Adobe’s SEC filings. Adobe does not undertake an obligation to update forward looking statements.

About Adobe Systems Incorporated

Adobe revolutionizes how the world engages with ideas and information — anytime, anywhere, and through any medium. For more information, visit www.adobe.com.

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© 2006 Adobe Systems Incorporated. All rights reserved. Adobe, Macromedia, and the Adobe logo are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income
(In thousands, except per share data; unaudited)

	Three Months Ended		Six Months Ended
	June 2, 2006	June 3, 2005	June 2, 2006	June 3, 2005

Revenue:
Products	$614,895	$485,620	$1,251,721	$948,767
Services and support	20,561	10,409	39,213	20,144
Total revenue	635,456	496,029	1,290,934	968,911

Total cost of revenue:
Products	49,269	21,774	112,118	43,629
Services and support	16,338	5,660	31,235	10,774
Total cost of revenue	65,607	27,434	143,353	54,403

Gross profit	569,849	468,595	1,147,581	914,508

Operating expenses:
Research and development	133,285	89,409	270,828	176,095
Sales and marketing	210,399	154,963	424,215	302,346
General and administrative	59,716	42,019	120,013	83,151
Restructuring and other charges	1,235	—	20,219	—
Amortization of goodwill and purchased intangibles	17,306	—	34,418	—
Total operating expenses	421,941	286,391	869,693	561,592

Operating income	147,908	182,204	277,888	352,916

Non-operating income:
Investment gain (loss)	2,660	(2,701)	1,395	(4,255)
Interest and other income	13,929	8,305	29,471	15,932
Total non-operating income	16,589	5,604	30,866	11,677

Income before income taxes	164,497	187,808	308,754	364,593
Provision for income taxes	41,400	38,030	80,585	62,921

Net income	$123,097	$149,778	$228,169	$301,672

Basic net income per share	$0.21	$0.31	$0.39	$0.62

Shares used in computing basic net income per share	595,284	488,765	579,679	487,610

Diluted net income per share	$0.20	$0.29	$0.37	$0.59

Shares used in computing diluted net income per share	613,804	508,156	618,582	507,851

Condensed Consolidated Balance Sheets

(In thousands, except per share data; unaudited)

	June 2, 2006	December 2, 2005

ASSETS

Current assets:
Cash and cash equivalents	$425,393	$420,818
Short-term investments	1,400,693	1,280,016
Trade receivables, net	276,240	173,245
Other receivables	55,947	31,504
Deferred income taxes	128,814	58,710
Prepaid expenses and other current assets	41,369	44,285

Total current assets	2,328,456	2,008,578

Property and equipment, net	210,181	103,549
Goodwill	2,143,625	118,683
Purchased and other intangibles, net	593,570	16,477
Investment in lease receivable	126,800	126,800
Other assets	98,854	66,228

Total assets	$5,501,486	$2,440,315

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade and other payables	$49,481	$41,042
Accrued expenses	280,585	226,915
Accrued restructuring	17,332	70
Income taxes payable	137,866	154,529
Deferred revenue	89,017	57,839

Total current liabilities	574,281	480,395

Other long-term liabilities
Deferred revenue	12,603	9,731
Deferred income taxes	112,067	78,800
Accrued restructuring	25,506	—
Other long-term liabilities	8,422	7,063

Total liabilities	732,879	575,989

Stockholders’ equity:
Common stock, $0.0001 par value	29,908	29,600
Additional paid-in-capital	2,388,203	1,321,146
Retained earnings	3,066,734	2,838,566
Accumulated other comprehensive loss	(2,891)	(914)
Treasury stock at cost, net of re-issuances	(713,347)	(2,324,072)

Total stockholders’ equity	4,768,607	1,864,326

Total liabilities and stockholders’ equity	$5,501,486	$2,440,315

Condensed Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three Months Ended
	June 2, 2006	June 3, 2005
Cash flows from operating activities:
Net income	$123,097	$149,778
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	72,578	15,124
Stock compensation expense	41,883	106
Deferred income taxes	(5,904)	1,034
Provision for (recovery of) losses on receivables	1,535	(366)
Tax benefit from employee stock option plans	—	20,345
Excess tax benefits from stock-based compensation	(22,732)	—
Net losses on sales and impairments of investments	5,486	2,704
Changes in operating assets and liabilities:
Receivables	2,495	(41,733)
Other current assets	(4,524)	(9,714)
Trade and other payables	(1,855)	142
Accrued expenses	(6,382)	19,156
Accrued restructuring	(11,190)	—
Income taxes payable	40,686	10,460
Deferred revenue	6,093	3,946

Net cash provided by operating activities	241,266	170,982

Cash flows from investing activities:
Purchases of short-term investments	(275,295)	(560,745)
Maturities of short-term investments	279,974	303,841
Sales of short-term investments	64,055	68,505
Acquisitions of property and equipment	(19,683)	(9,124)
Purchases of long-term investments and other assets	(9,507)	(6,953)
Cash paid for acquisition, net of cash received	(26,477)	—
Proceeds from sale of equity securities and long-terminvestments	8,490	157

Net cash provided by (used for) investing activities	21,557	(204,319)

Cash flows from financing activities:
Purchase of treasury stock	(559,620)	(24)
Proceeds from issuance of treasury stock	61,760	71,400
Payment of dividends	—	(12)
Excess tax benefits from stock-based compensation	22,732	—

Net cash provided by (used for) financing activities	(475,128)	71,364
Effect of foreign currency exchange rates on cash and cash equivalents	2,512	(2,085)

Net increase (decrease) in cash and cash equivalents	(209,793)	35,942

Cash and cash equivalents at beginning of period	635,186	217,360

Cash and cash equivalents at end of period	$425,393	$253,302

Non-GAAP Results
(In thousands, except per share data)

The following table shows Adobe’s non-GAAP results reconciled to GAAP results included in this release.

	June 2, 2006	June 3, 2005	March 3, 2006

GAAP operating income	$147,908	$182,204	$129,980
SFAS 123R stock-based compensation*	26,622	—	23,031
Amortization of Macromedia deferred compensation*	15,259	—	23,451
Restructuring and other charges	1,235	—	18,984
Amortization of purchased intangibles and incomplete technology*	52,041	—	56,955
Non-GAAP operating income	$243,065	$182,204	$252,401

GAAP net income	$123,097	$149,778	$105,072
SFAS 123R stock-based compensation, net of tax	19,085	—	18,220
Amortization of Macromedia deferred compensation, net of tax	10,939	—	17,283
Restructuring and other charges, net of tax	885	—	13,991
Amortization of purchased intangibles and incomplete technology, net of tax	37,308	—	41,976
Investment (gain)loss, net of tax	(1,909)	2,035	932
Net tax impact on foreign earnings repatriation	—	(8,931)	—
Non-GAAP net income	$189,405	$142,882	$197,474

Diluted net income per share:

GAAP net income	$0.20	$0.29	$0.17
SFAS 123R stock-based compensation, net of tax	0.03	—	0.03
Amortization of Macromedia deferred compensation, net of tax	0.02	—	0.03
Restructuring and other charges, net of tax	0.00	—	0.02
Amortization of purchased intangibles and incomplete technology, net of tax	0.06	—	0.07
Investment (gain)loss, net of tax	0.00	0.01	0.00
Net tax impact on foreign earnings repatriation	—	(0.02)	—
Non-GAAP net income	$0.31	$0.28	$0.32

Shares used computing diluted net income per share	613,804	508,156	621,839

*                    See table below for classification on the Consolidated Statements of Income.

The following table shows the Company’s classification of SFAS 123R stock-based compensation, amortization of Macromedia deferred compensation, and amortization of purchased intangibles and incomplete technology on the Consolidated Statements of Income for the quarter ended June 2, 2006.

	Total Stock-based Compensation
Income Statement Classifications	SFAS 123R	Amortization of Macromedia Deferred Compensation(a)	Amortization of Purchased Intangibles and Incomplete Technology

Cost of revenue — products	$—	$—	$34,235	(a)
Cost of revenue — services and support	677	1,749	—
Research and development	12,129	5,639	500	(b)
Sales and marketing	8,773	5,652	—
General and administrative	5,043	2,219	—
Amortization of purchased intangibles	—	—	17,306	(a)
Total	$26,622	$15,259	$52,041

(a)             Relates to Macromedia acquisition

(b)            Charge for incomplete technology related to a small acquisition

The following table shows the Company’s reconciliation of non-GAAP to GAAP operating expenses as a percent of revenue and effective tax rate for the quarter ended June 2, 2006.

	Operating Expense as a Percent of Revenue
	Research and Development	Sales and Marketing	General and Administrative	Effective Tax Rate

GAAP	21.0%	33.1%	9.4%	25.2%
SFAS 123R stock-based compensation	(1.9)	(1.4)	(0.8)	(0.6)
Amortization of Macromedia deferred compensation	(0.9)	(0.9)	(0.3)	0.4
Amortization of purchased intangibles and incomplete technology	(0.1)	—	—	1.3
Non-GAAP	18.1%	30.8%	8.3%	26.3%

The following table shows the Company’s reconciliation of non-GAAP to GAAP operating expenses for the quarter ended June 2, 2006.

Operating Expenses

GAAP	$421,941
SFAS 123R stock-based compensation	(25,945)
Amortization of Macromedia deferred compensation	(13,510)
Restructuring and other charges	(1,235)
Amortization of purchased intangibles and incomplete technology	(17,806)
Non-GAAP	$363,445

The following table shows the Company’s reconciliation of non-GAAP to GAAP gross margin for the quarter ended June 2, 2006.

Gross Margin

GAAP	89.7%
SFAS 123R stock-based compensation	0.1
Amortization of Macromedia deferred compensation	0.2
Amortization of purchased intangibles and incomplete technology	5.4
Non-GAAP	95.4%

Third Quarter and Full Fiscal Year 2006 Non-GAAP Financial Targets

The following table shows Adobe’s non-GAAP financial targets reconciled to GAAP financial targets included in this release.

	Third Quarter Fiscal 2006		Fiscal 2006
	Low	High	Low	High

GAAP operating margin	16%	19%	21%	22%
Amortization of purchased technology	6	6	5	5
Amortization of purchased intangibles	3	3	3	3
SFAS 123R stock-based compensation	6	5	5	5
Amortization of Macromedia deferred compensation	2	2	2	2
Restructuring and other charges	—	—	1	1
Non-GAAP operating margin	33%	35%	37%	38%

Diluted net income per share:
GAAP net income per share	$0.13	$0.16	$0.70	$0.76
Amortization of purchased technology, net of tax	0.04	0.04	0.17	0.17
Amortization of purchased intangibles, net of tax	0.02	0.02	0.08	0.08
SFAS 123R stock-based compensation, net of tax	0.04	0.03	0.14	0.13
Amortization of Macromedia deferred compensation, net of tax	0.02	0.02	0.08	0.08
Restructuring and other charges, net of tax	—	—	0.03	0.03
Non-GAAP net income per share	$0.25	$0.27	$1.20	$1.25

Shares used in computing diluted net income per share	607.0	607.0	612.0	612.0

Adobe continues to provide all information required in accordance with GAAP, but it believes that evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Adobe’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe’s operating results in a manner that focuses on what Adobe believes to be its ongoing business operations. Adobe’s management believes it is useful for itself and investors to review, as applicable,  both GAAP information that includes the stock compensation impact of SFAS 123R, restructuring and other charges, amortization of purchased intangibles and incomplete technology, amortization of Macromedia deferred compensation,  investment gains and losses, tax differences related to the timing and deductibility of the Macromedia acquisition-related charges and SFAS 123R stock-based compensation, the net tax impact of the repatriation of certain foreign earnings, and the non-GAAP measures that exclude such information in order to assess the performance of Adobe’s business and for planning and forecasting in subsequent periods. Whenever Adobe uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.

For all fiscal 2006 periods presented, Adobe’s GAAP financial information and targets include the stock compensation impact of SFAS 123R, restructuring and other charges, amortization of purchased intangibles and incomplete technology, amortization of Macromedia deferred compensation, and tax differences related to the timing and deductibility of the Macromedia acquisition-related charges and SFAS 123R stock-based compensation. Also, in accordance with GAAP, Adobe incurs investment gains and losses from its venture program. These charges are otherwise unrelated to Adobe’s ongoing business operations and are excluded from its non-GAAP financial information and targets.

In fiscal 2005, Adobe included the net tax impact of the repatriation of certain foreign earnings. This tax impact is not indicative of Adobe’s ongoing business operations and thus is excluded from its non-GAAP financial information.